King Pharmaceuticals Contacts: James E. Green, Executive Vice President, Corporate Affairs 423-989-8125 David E. Robinson, Senior Director, Corporate Affairs 423-989-7045

Acura Pharmaceuticals Contact: Peter A. Clemens, SVP Investor Relations & CFO 847-705-7709

KING PHARMACEUTICALS EXERCISES OPTION TO LICENSE THIRD OPIOID PRODUCT
UTILIZING ACURA’S AVERSION® TECHNOLOGY

Represents Third of Four Immediate-Release Opioid Products Initially Targeted

BRISTOL, TENNESSEE and PALATINE, ILLINOIS, May 27, 2008 - King Pharmaceuticals, Inc. (NYSE: KG) and Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) today announced that King has exercised its option to license a third immediate-release opioid analgesic product utilizing Acura’s proprietary AVERSION® Technology.

King and Acura entered into a License, Development and Commercialization Agreement in October 2007 (the “Agreement”). The Agreement provides King with an exclusive license to ACUROX™ (oxycodone HCl, niacin, and functional inactive ingredients) tablets and another undisclosed opioid product, and an option to license all future opioid analgesic products formulated with Acura’s AVERSION® Technology. In connection with the exercise of its option for this third opioid product under the Agreement, King paid Acura an option exercise fee of $3.0 million. As a result, the companies are now jointly developing three immediate-release opioid analgesics utilizing Acura’s AVERSION® Technology, which are designed to resist or deter common methods of prescription drug misuse and abuse.

Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “King Pharmaceuticals is dedicated to developing a range of pain treatment solutions formulated to deliver optimal pain relief while reducing the risk of misuse, abuse and diversion. Accordingly, we are pleased to add another immediate-release opioid product that utilizes the AVERSION® Technology platform to our development pipeline.”

Robert B. Jones, Chief Operating Officer of Acura, commented, “Achieving the proof of concept milestone associated with this product and King's exercise of their option further demonstrates the applicability of the AVERSION® Technology platform to a wide range of products susceptible to abuse.”

About AVERSION® Technology
AVERSION® Technology is a patented platform. King and Acura are developing immediate-release pain medicines using this technology. These investigational medicines incorporate proven opioid pain relievers with a sub therapeutic amount of niacin and a unique composition of functional inactive ingredients. Opioid pain medicines developed utilizing AVERSION® Technology are intended to relieve moderate to severe pain and resist or deter common methods of prescription drug abuse, including intravenous injection of dissolved tablets, nasal snorting of crushed tablets and intentional swallowing of excessive numbers of tablets.

About King Pharmaceuticals
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and life-cycle management.

About Acura Pharmaceuticals
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative AVERSION® (abuse deterrent) Technology and related product candidates.

Forward-looking Statements
This release contains forward-looking statements which reflect managements’ current views of future events and operations, including, but not limited to, plans to develop immediate-release opioid analgesic products utilizing Acura’s proprietary AVERSION® Technology platform. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the companies’ ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which the companies’ have an interest; dependence on the unpredictability of the duration and results of the U.S. Food and Drug Administration review of Investigational New Drug applications, New Drug Applications and/or the review of other regulatory agencies worldwide that relate to products in development; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of products in development; dependence on the affect of the potential development and approval of other new competitive products; dependence on unexpected adverse side-effects or inadequate therapeutic efficacy of the companies’ drug candidates that could slow or prevent product approval or market acceptance (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials). Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of each of King’s and Acura’s respective Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31, 2008 which are on file with the U.S. Securities and Exchange Commission. The companies do not undertake to publicly update or revise any of their forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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EXECUTIVE OFFICES

KING PHARMACEUTICALS, INC.

501 FIFTH STREET, BRISTOL, TENNESSEE 37620

ACURA PHARMACEUTICALS, INC.

616 N. NORTH COURT, PALATINE, ILLINOIS 60067